Exhibit 99.2

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except share and per-share data and as indicated)

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of November 30, 2009 and the following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended August 31, 2009 and for the three months ended November 30, 2009 are based on the historical financial statements of Zep Inc. (“Zep” or the “Company”) and Amrep, Inc. (“Amrep”) after giving effect to the acquisition of Amrep by Zep (as discussed in Note 1) as if it had occurred at the beginning of the periods presented, and after applying the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. This acquisition became effective on January 4, 2010 (the “Closing Date”).

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the purchase method of accounting with Zep treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by Zep to complete the acquisition will be allocated to the assets acquired and liabilities assumed from Amrep based upon their estimated fair values on the Closing Date. As of the date of this Form 8-K/A, Zep has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from Amrep and the related allocations of purchase price, nor has Zep identified all adjustments necessary to conform Amrep’s accounting policies to Zep’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from Amrep will be based on the actual net tangible and intangible assets and liabilities of Amrep that existed as of the Closing Date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. These pro forma purchase price adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Condensed Combined Financial Statements required pursuant to Item 9.01 of Form 8-K. Zep estimated the fair value of Amrep’s assets and liabilities based on discussions with Amrep’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from, and should be read in conjunction with, (1) the unaudited interim consolidated financial statements of Zep contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2009, (2) the audited consolidated financial statements of Zep contained in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009, and (3) the audited consolidated financial statements of Amrep for the fiscal year ended December 31, 2009 contained in Exhibit 99.1 to this Current Report on Form 8-K/A. Prior to the acquisition, Amrep was a privately held company whose fiscal year ended at the close of each calendar year, and the historical financial statements of Amrep included within the Unaudited Pro Forma Condensed Combined Financial Statements have been subjected to neither audit nor review procedures conducted by an independent registered public accounting firm. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and do not purport to represent Zep’s actual consolidated results of operations or consolidated financial position had the acquisition occurred on the dates assumed, nor are these financial statements necessarily indicative of Zep’s future consolidated results of operations or consolidated financial position.

Zep expects to incur costs and realize benefits associated with integrating the operations of Zep and Amrep. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

November 30, 2009

	Historical				Pro Forma
	Zep Inc.	Amrep, Inc.	Pro Forma Adjustments		Condensed Combined
ASSETS
Current Assets:
Cash and cash equivalents	$16,111	$5	$—		$16,116
Accounts receivable, net	79,338	10,348	—		89,686
Inventories	43,240	15,969	850	(a)	60,059
Deferred income taxes	7,853	—	6,353	(b)	14,206
Prepayments and other current assets	7,348	625	—		7,973

Total Current Assets	153,890	26,947	7,203		188,040

Property, Plant, and Equipment, net	54,053	11,920	4,447	(c)	70,420

Other Assets:
Intangible assets	65	151	31,149	(d)	31,365
Goodwill	32,121	—	22,016	(e)	54,137
Deferred income taxes	6,007	—	—		6,007
Other long-term assets	1,373	—	—		1,373

Total Other Assets	39,566	151	53,165		92,882

Total Assets	$247,509	$39,018	$64,815		$351,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$37,566	$10,330	$—		$47,896
Current maturities of long-term debt	10,500	10,485	(10,485	) (f)	25,500
			15,000	(g)
Accrued environmental remediation	980	2,500	—		3,480
Accrued management fees due to owners	—	1,833	(1,833	) (f)	—
Accrued compensation	17,412	994	—		18,406
Other accrued liabilities, current	22,165	2,291	(887	) (f)	23,569

Total Current Liabilities	88,623	28,433	1,795		118,851

Long-term Debt	23,650	10,358	(10,358	) (f)	73,098
			49,448	(g)
Deferred Income Taxes	389	—	14,281	(b)	14,670

Self-Insurance Reserves, less current portion	7,656	—	—		7,656

Other Long-term Liabilities
Accrued environmental remediation, long-term	2,699	9,876	—		12,575
Other accrued liabilities, long-term	7,614	—	—		7,614

Stockholders’ Equity	116,878	(9,649)	9,649	(h)	116,878

Total Liabilities and Stockholders’ Equity	$247,509	$39,018	$64,815		$351,342

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined

Financial Statements.

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended August 31, 2009

(in thousands except for per share data)

	Historical				Pro Forma
	Zep Inc.	Amrep, Inc.	Pro Forma Adjustments		Condensed Combined
Net Sales	$501,032	$105,265	$—		$606,297
Cost of Products Sold	236,513	80,259	—		316,772

Gross Profit	264,519	25,006	—		289,525
Selling, Distribution, and Administrative Expenses	243,008	17,923	468	(c)	263,151
			1,752	(d)
Restructuring Charges	3,422	—	—		3,422
Environmental Charge	—	10,210	—		10,210

Operating Profit (Loss)	18,089	(3,127)	(2,220)		12,742
Other Expense (Income):
Interest expense (income), net	1,653	2,507	(2,507	) (f)	2,437
			784	(g)
Miscellaneous expense, net	1,252	309	—		1,561

Total Other Expense (Income)	2,905	2,816	(1,723)		3,998

Income (Loss) before Provision for Income Taxes	15,184	(5,943)	(497)		8,744
Provision for Income Taxes	5,924	437	(182	) (j)	6,179

Net Income (Loss)	$9,260	($6,380)	($315)		$2,565

Earnings Per Share:
Basic Earnings per Share	$0.43				$0.11

Basic Weighted Average Number of Shares Outstanding	21,057				21,057

Diluted Earnings per Share	$0.43				$0.11

Diluted Weighted Average Number of Shares Outstanding	21,290				21,290

Dividends Declared per Share	$0.16				$0.16

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined

Financial Statements.

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the three months ended November 30, 2009

(in thousands except for per share data)

	Historical				Pro Forma
	Zep Inc.	Amrep, Inc.	Pro Forma Adjustments		Condensed Combined
Net Sales	$126,751	$26,721	$—		$153,472
Cost of Products Sold	56,859	19,857	—		76,716

Gross Profit	69,892	6,864	—		76,756
Selling, Distribution, and Administrative Expenses	60,285	4,840	117	(c)	65,680
			438	(d)
Restructuring Charges	399	—	—		399
Acquisition Costs	366	70	(436	) (i)	—

Operating Profit	8,842	1,954	(119)		10,677
Other Expense (Income):
Interest expense (income), net	269	555	(555	) (f)	465
			196	(g)
Miscellaneous (income) expense, net	(134)	100	—		(34)

Total Other Expense (Income)	135	655	(359)		431

Income before Provision for Income Taxes	8,707	1,299	240		10,246
Provision for Income Taxes	3,287	156	91	(j)	3,534

Net Income	$5,420	$1,143	$149		$6,712

Earnings Per Share:
Basic Earnings per Share	$0.25				$0.31

Basic Weighted Average Number of Shares Outstanding	21,175				21,175

Diluted Earnings per Share	$0.25				$0.31

Diluted Weighted Average Number of Shares Outstanding	21,400				21,400

Dividends Declared per Share	$0.04				$0.04

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined

Financial Statements.

Zep Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except share and per-share data and as indicated)

Note 1: Basis of Pro Forma Presentation

On the Closing Date, Zep acquired Amrep in accordance with the Agreement and Plan of Merger, dated as of January 4, 2010. As a result of the transaction, Amrep became a wholly-owned subsidiary of Zep.

Amrep was acquired for a cash purchase price (the “Closing Purchase Price”) of approximately $64.4 million. Borrowings of $49.4 million and $15.0 million were drawn from Zep’s Revolving Credit Facility and Receivables Facility, respectively, in order to finance the Closing Purchase Price, which is subject to adjustment depending upon the final closing working capital of Amrep.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Financial Accounting Standards Board Statement No. 141(R), Business Combinations (codified in ASC Topic 805, Business Combinations). Under the purchase method of accounting, the total purchase price will be allocated to Amrep’s net tangible and intangible assets based on their estimated fair values as of the Closing Date of the acquisition. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill. Zep has made a preliminary allocation of the estimated purchase price using estimates described in the introduction to these Unaudited Pro Forma Condensed Combined Financial Statements as follows:

Cash and cash equivalents	$21
Inventory	16,632
Other current assets	10,049
Property, plant and equipment	16,528
Net deferred tax liabilities	(7,928)
Accrued environmental remediation costs	(12,200)
Other liabilities assumed	(12,776)

Total net tangible assets:	$10,326

Amortizable intangible assets

Customer relationships	23,800
Patents and formulations	5,200
Trademarks	2,300
Goodwill	22,822

Total preliminary estimated purchase price allocation	$64,448

Of the total purchase price, a preliminary estimate of approximately $31.3 million has been allocated to amortizable intangible assets acquired and a preliminary estimate of approximately $10.3 million has been allocated to tangible net assets assumed in connection with the acquisition. The depreciation effect of the fair value adjustment to certain tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations as described in

Zep Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except share and per-share data and as indicated)

Note 2 to these Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had occurred on November 30, 2009 and includes estimated pro forma adjustments for the preliminary valuations of net assets acquired and liabilities assumed. These adjustments may be subject to further revision should additional information become available and pending the outcome of additional analyses currently underway. The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the acquisition as if it had occurred at the beginning of the periods presented. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from operating efficiencies or revenue synergies expected to result from the deal.

Note 2: Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges that will result from the acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following:

(a)	An adjustment of $0.9 million to record the difference between the estimated fair value and the historical amount of Amrep’s inventories. The impact of this adjustment is not reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations because this adjustment will not have a continuing impact; however, the inventory adjustment will result in an increase in cost of goods sold in periods subsequent to the acquisition when and as the related inventories are sold.

(b)	A $6.4 million adjustment to Deferred income tax assets made necessary by the acquisition of Amrep. A $14.3 million adjustment to Deferred income tax liabilities made necessary by the fair value-related adjustments to Inventories; Property, plant, and equipment, net; and identifiable intangible assets that were recorded pursuant to purchase accounting rules.

(c)	A $4.4 million adjustment to record the difference between the estimated fair value and the historical amount of Amrep’s Property, plant and equipment, net. As a result of this adjustment, incremental depreciation expense for the year ended August 31, 2009 and the three months ended November 30, 2009 is estimated to approximate $0.5 million and $0.1 million, respectively. The estimated fair values and useful lives of Amrep’s property, plant and equipment are as follows:

		Estimated
	Estimated Fair Value	Useful Life (Years)
Land	$1,750	—
Building	4,500	20
Leasehold improvements	108	9
Machinery and equipment	7,874	6
Software	409	5
Construction in Process	1,726	—

	$16,367

Zep Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except share and per-share data and as indicated)

(d)	An adjustment of $31.1 million to record the estimated fair value of identifiable intangible assets acquired in the purchase. As a result of this adjustment, incremental amortization expense on a straight-line basis for the year ended August 31, 2009 and the three months ended November 30, 2009 is estimated to approximate $1.8 million and $0.4 million, respectively. The total estimated fair values and useful lives of Amrep’s identifiable intangible assets are as follows:

		Estimated
	Estimated Fair Value	Useful Life (Years)
Customer relationships	$23,800	18
Patents and formulations	5,200	17
Trade names	2,300	Indefinite

	$31,300

(e)	A $22.0 million adjustment to record Goodwill as part of purchase accounting.

(f)	Adjustments reflecting the pay off of debt, which was a condition precedent to the closing of the acquisition. Related management fees, accrued interest and deferred debt issuance costs also required pro forma adjustment as a result of the assumed repayment and termination of underlying historical debt obligations. All of Amrep’s historical debt, interest, and amounts due to owners were paid in full upon the Closing Date.

(g)	Adjustments to Current maturities of long-term debt and Long-term debt reflect borrowings undertaken by Zep Inc. in order to finance the $64.4 million cash purchase price of the acquisition. Purchase consideration was entirely funded using proceeds from borrowings made on Zep Inc.’s debt instruments as discussed in Note 1. Zep utilized its Receivables Facility to finance the $15.0 million in borrowings presented within Current maturities of long-term debt on the balance sheet. The interest rate on the Receivables Facility is 2.485% and is based on a LIBOR Index Rate plus an applicable margin of 2.25%. Zep utilized its Revolving Credit Facility to finance the remainder of the cash purchase price. The interest rate on the Revolving Credit Facility is 0.831% and is based on a LIBOR Index Rate plus an applicable margin of 0.50%. A 1/8% increase to each of the aforementioned interest rates used to calculate pro forma interest expense during the twelve months ended August 31, 2009 and three months ended November 30, 2009 would have resulted in a nominal increase of interest expense in each of those respective periods.

(h)	A $9.6 million adjustment to eliminate Amrep’s entire common stock and accumulated deficit pursuant to purchase accounting.

(i)	A $0.4 million adjustment to eliminate advisory, legal, and other costs directly attributable to the acquisition, but that are not expected to have a continuing impact on the combined results.

(j)	Adjustments reflect the tax effect of the aggregated pro forma adjustments using the appropriate statutory tax rates.